Exhibit (a)(2)

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.	Name of Statutory Trust: “Cambria ETF Trust”

2.	The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

Please amend Article II: The name and business address of a trustee of the Trust to the below

Mebane Faber

Cambria ETF Trust

3300 Highland Avenue

Manhattan Beach, CA 90266

3.	(Please complete with either upon filing or it may be a future effective date that is within 90 days of the file date) This Certificate of Amendments shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 03 day of January, 2023 A.D.

By:	/s/ Mebane Faber
Trustee

Name:	Mebane Faber
Type or Print

State of Delaware Secretary of State Division of Corporations Delivered 09:52 AM 01/25/2023 FILED 09:52 AM 01/25/2023 SR 20230248731 - File Number 5035703